UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 1, 2006

                               DATASCENSION INC.
              (Exact name of Registrant as specified in charter)


           Nevada                       0-29087          87-0374623
    (State or other jurisdiction        (Commission       (I.R.S. Employer
       of incorporation)               File Number)      Identification)


        145 State College Blvd, Suite 350   Brea, CA             92821
       (Address of principal executive offices)              (Zip code)

 Registrant's Address and Telephone number, including area code: 714-482-9750



ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

      On February 1, 2006, Datascension, Inc. (the "Company") determined that it would restate its consolidated financial statements for the fiscal year ended December 31, 2004, and interim financial data for the nine months ended September 30, 2005, (the "Restatement") included in its 2004 Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB due to an accounting error. The decision to restate the consolidated financial statements for the fiscal year ended December 31, 2004, and for the nine months ended September 30, 2005, was made by the Company's Board of Directors. Management concluded that the Company's consolidated financial statements for the fiscal year ended December, 2004 and for the nine months ended September 30, 2005, should no longer be relied upon due to this error.

      The Restatement reflects the Company's identification of an error related to the accounting treatment of the convertible debt agreements entered into in November 2004. This error was identified during the completion of the Registration Statement on Form SB-2. The Restatement information has been included in the Form SB-2 and the company will be filing the December 31, 2004 10KSB, the March 31, 2005 10QSB, the June 30, 2005 10QSB, and the September 30, 2005 10QSB to reflect the adjustments.

The restatement items are as follows.  For December 31, 2004:

The loss after discontinued operations for 2004 was originally $4,791,105, while the 2004 restated loss after discontinued operations is reported as $6,052,366, an increase of $1,261,261. This is due to an increase in other expenses related to the convertible debt of $2,489,116, as well as an increase in the interest expense related to the convertible debt of $52,300, coupled with a decrease in the beneficial conversion feature debt discount expense of $1,203,646, a decrease in the loss from discontinued operations of $63,638, and a decrease in interest expense of $12,871.

On the 2004 balance sheet, the restatement resulted in the removal of $2,077,604 of debt discount from the other asset section, an increase in repaid expenses of $5,879. The convertible debt in the liability section of the company's financial statements decreased from $1,893,750 to $241,111, while there was an increase in the derivative liability from $0 to $2,408,178, as well as an increase in the warrant liability from $0 to $1,785,877 and a decrease in additional paid in capital of $3,300,000.

The basic loss per share increased from the previously reported $0.19 per share to $0.28 per share for the year ended December 31, 2004, while the diluted loss per share increased from the previously reported $0.18 per share to $0.26 per share.

For the nine months ended September 30, 2005:

The net income for the nine months September 30, 2005, was originally $1,095,730, while the nine months September 30, 2005 restated income is reported as $1,732,336, an increase of $636,606. This is due to an increase in other income related to the convertible debt of $564,944, as well as a decrease in the interest expense related to the convertible debt of $47,545, and a decrease in interest expense of $24,117.

On the September 30, 2005 balance sheet, the restatement resulted from an increase in prepaid expenses of $18,238. The convertible debt in the liability section of the company's financial statements increased from $931,970 to $1,067,761, and while there was an increase in the derivative liability from $735,921 to $888,509.

The basic income per share increased from the previously reported $0.06 per share to $0.10 per share for the nine months ended September 30, 2005, while the diluted income per share increased from the previously reported $0.04 per share to $0.06 per share.

The Company's management has discussed the matters disclosed in this current report on Form 8-K with Larry O'Donnell, C.P.A., Ltd, the Company's independent registered public accounting firm.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

         The following are filed as exhibits to this report:

Exhibit No. Description
99.1        Financial Statement Information

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 1, 2006

                                Datascension Inc.


                                By: /s/ Scott Kincer
                                ---------------------------
                                Scott Kincer, President/CEO